EXHIBIT 99

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
January 28, 2008	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Miranda Grimm, VP & Controller

845.369.8040

PROVIDENT NEW YORK BANCORP REPORTS A 36% INCREASE IN QUARTERLY EPS.

MONTEBELLO, NY – January 28, 2008 – Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank announced today, record first quarter results for the fiscal year 2008. Net income for the first quarter of fiscal 2008 was $5.9 million, or $0.15 per diluted share, compared to net income of $4.6 million, or $0.11 per diluted share for the first quarter of fiscal 2007.

Highlights for the quarter include:

•	Net interest margin on a fully tax equivalent basis was 3.74% for the first quarter of fiscal 2008, as compared to 3.28% for the first quarter of fiscal 2007.

•	Total loans after giving effect to $24.6 million in large commercial loan payoffs grew $17.4 million in the first quarter of fiscal 2008.

•

Treasury stock repurchases during the first quarter of fiscal 2008 totaled 1.1 million shares at a cost of $13.9 million. As of December 31, 2007, 1.6 million shares remain available for repurchase under the Company’s current stock repurchase program.

•	The Company’s efficiency ratio improved. Control of operating expenses and the expansion of our net interest margin has led to a reduction.

President’s Comments

George Strayton, President and CEO commented: “Provident Bank made sound progress during the past quarter. By staying focused on our core business and sound banking practices, we are not burdened with the credit problems associated with sub-prime loans. We continued to direct our efforts toward strengthening our customer relationships with a full array of loan products and deposit services. We grew average commercial loans 13%, and grew average business checking deposits by 5% compared to the same period last year. I am also pleased to report that the four pillars of net income – interest income, interest expense, non-interest expense and non-interest income – all showed improvement during the last quarter.”

Net Interest Income and Margin

Net interest income was $22.4 for the first quarter of fiscal 2008, a $2.7 million increase from the same quarter of fiscal 2007 and an increase of $131,000 from the quarter ended September 30, 2007. The net interest margin on a tax equivalent basis was 3.74% for the first quarter of fiscal 2008, compared with 3.72% for the quarter ended September 30, 2007 and 3.28% for the prior year’s first quarter.

Due to increased loan balances and maturing investments the yield on earning assets increased 28 basis points to 6.39% compared to a year ago, while the cost of interest bearing liabilities decreased 15 basis points to 3.27%. We remain firmly disciplined in our pricing of loans and deposits.

As a result of the recent reductions in the federal funds target rate the yield on average interest earning assets decreased by 4 basis points compared to the quarter ended September 30, 2007. The cost of average interest bearing liabilities decreased 6 basis points from the quarter ended September 30, 2007.

Non-Interest Income

First quarter of fiscal 2008 compared with first quarter of fiscal 2007

Non-interest income decreased $75,000 compared to the first quarter of fiscal 2007. Investment management fees increased by $141,000 or 22.7% and deposit service charges and fees increased $177,000, or 6.2%, offsetting a decline in Bank owned life insurance, due to a death benefit of $350,000 received in fiscal 2007. Fiscal 2007 also included $213,000 in net gains on sales of premises.

First quarter fiscal 2008 compared with linked quarter ended September 30, 2007

Non-interest income increased $41,000 due mainly to a $66,000 increase in deposit service charges. This increase was offset in part by declines in title insurance fees.

Non-Interest Expense

First quarter of fiscal 2008 compared with first quarter of fiscal 2007

Non-interest expense increased $198,000 over the first quarter of fiscal 2007 mainly in the area of compensation and benefits, which included increases in 401K benefits, employee related insurance and performance increases for the first quarter of 2008. This increase was offset by decreases in stock-based compensation due primarily to $187,000 for the acceleration of restricted stock in fiscal 2007.

First quarter fiscal 2008 compared with linked quarter ended September 30, 2007

On a quarter to quarter basis non-interest expense declined $923,000 due to substantial decreases in the areas of compensation and benefits (severance accruals in September 2007), stock-based compensation ($293,000 due to ESOP forfeitures in December 2007), marketing (production costs related to a marketing campaign) and data processing fees (lower check processing fees). Increases seen in the areas of occupancy and equipment compared to the quarter ended September 30, 2007 were due to recoveries of real estate taxes and other real estate owned in the previous quarter and other expenses.

Income Taxes

The company’s effective tax rate was 30.7% for the first quarter of fiscal 2008 compared to 28% for the same period last year. This increase was due to a non-taxable BOLI payout received in fiscal year 2007. The company’s effective tax rate for the linked quarter ended September 30, 2007 was 31.5%. The decrease between quarters is due to lower non-deductible ESOP expenses and increased investment in tax-exempt investments.

Key Balance Sheet Changes at December 31, 2007 vs. September 30, 2007

•	Gross loans grew $17.4 million to $1.7 billion, largely due to a $14.2 million increase in commercial loans.

•	Securities decreased $16.2 million to $816.3 million, as the Company funded loan growth and paid down higher cost borrowings with maturing securities.

•	Period end deposits decreased $41.1 million at December 31, 2007 as compared to September 30, 2007 primarily due to disciplined pricing and seasonal fluctuations experienced by the Company.

Capital

Capital decreased over September 30, 2007 levels due to the Company repurchasing 1.1 million shares of common stock at a cost of $13.9 million, offset in part by net unrealized gains on the available for sale portfolio.

Credit Quality

Non-performing assets increased $2.1 million from September 30, 2007, primarily due to two previously classified commercial mortgage relationships falling further behind in payments and the addition of one residential mortgage loan to non-accrual status. Our asset quality ratios remain good at December 31, 2007 with our coverage ratio at 217% and our non-performing loans to total loans at 0.57%. The provision for loan loss was $700,000 for the quarter ending December 31, 2007 compared to $400,000 for the quarter ending December 31, 2006. Net charge offs were $764,000 and $337,000 for the quarters ending December 31, 2007 and 2006, respectively.

Additional information

The Company maintains two ESOP loans, which release a total of 188,000 shares per year. The Company’s first ESOP loan was paid off as of December 31, 2007. As a result, after December 31, 2007, expense will be recorded on the annual release of only 50,000 shares.

Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, New York, Provident Bank is an independent full-service community bank. Provident Bank operates 33 branches that serve the Hudson Valley region and Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank web site at www.providentbanking.com.

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	December 31, 2007	September 30, 2007
Assets:
Cash and due from banks	$43,231	$47,291
Total securities	816,287	832,443
Loans:
One- to four-family residential mortgage loans	500,172	500,825
Commercial real estate, commercial business and construction loans	909,404	895,233
Consumer loans	245,861	242,000

Total loans, gross	1,655,437	1,638,058
Allowance for loan losses	(20,325)	(20,389)

Total loans, net	1,635,112	1,617,669
Federal Home Loan Bank stock, at cost	33,949	32,801
Premises and equipment, net	31,338	30,079
Goodwill	161,154	161,154
Other amortizable intangibles	10,324	11,041
Bank owned life insurance	41,252	40,818
Other assets	26,695	28,803

Total assets	$2,799,342	$2,802,099

Liabilities:
Deposits
Demand deposits	$364,306	$377,393
NOW deposits	153,292	148,875

Total transaction accounts	517,598	526,268
Savings	342,015	346,430
Money market deposits	255,237	277,793
Certificates of deposit	557,688	563,193

Total deposits	1,672,538	1,713,684
Borrowings	686,508	661,242
Mortgage escrow funds and other	38,373	22,084

Total liabilities	2,397,419	2,397,010
Stockholders’ equity	401,923	405,089

Total liabilities and stockholders’ equity	$2,799,342	$2,802,099

Shares of common stock outstanding at period end	40,125,457	41,230,618
Book value per share	$10.02	$9.82

Provident New York Bancorp and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except share and per share data)

	Three Months and Year to Date December 31,		Quarter Ended September
	2007	2006	2007
Interest and dividend income:
Loans and loan fees	$28,631	$26,289	$29,092
Securities	9,550	10,501	9,340
Other earning assets	664	550	603

Total interest and dividend income	38,845	37,340	39,035

Interest expense:
Deposits	8,923	9,140	9,454
Borrowings	7,548	8,504	7,338

Total interest expense	16,471	17,644	16,792

Net interest income	22,374	19,696	22,243
Provision for loan losses	700	400	600

Net interest income after provision for loan losses	21,674	19,296	21,643

Non-interest income:
Deposit fees and service charges	3,022	2,845	2,956
Net gain on sales of securities	—	—	(11)
Title insurance fees	269	266	326
Bank owned life insurance	434	774	431
Investment Management Fees	763	622	715
Other	471	527	501

Total non-interest income	4,959	5,034	4,918

Non-interest expense:
Compensation and employee benefits	8,630	7,808	8,973
Stock-based compensation plans	996	1,376	1,420
Occupancy and office operations	2,925	2,833	2,765
Advertising and promotion	867	884	1,212
Professional fees	883	989	851
Data and check processing	573	651	672
Amortization of intangible assets	690	803	716
ATM/debit card expense	501	443	516
Other	2,057	2,137	1,920

Total non-interest expense	18,122	17,924	19,045

Income before income tax expense	8,511	6,406	7,516
Income tax expense	2,617	1,795	2,368

Net income	$5,894	$4,611	$5,148

Per common share:
Basic earnings	$0.15	$0.11	$0.13
Diluted earnings	0.15	0.11	0.13
Dividends declared	0.06	0.05	0.05

Weighted average common shares:
Basic	39,469,995	41,168,880	40,101,720
Diluted	39,805,026	41,861,538	40,543,035

	Three Months Ended
Selected Financial Condition Data:	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
(in thousands except share and per share data)			(In thousands)
End of Period
Total assets	$2,799,342	$2,802,099	$2,782,801	$2,801,365	$2,796,454
Loans, gross (1)	1,655,437	1,638,058	1,613,841	1,560,393	1,506,380
Securities available for sale	780,714	794,997	794,949	844,271	881,106
Securities held to maturity	35,573	37,446	41,416	52,080	56,740
Bank owned life insurance	41,252	40,818	40,387	39,954	39,548
Goodwill	161,154	161,154	161,154	159,813	159,828
Other amortizable intangibles	10,324	11,041	11,782	12,556	13,358
Other non-earning assets	58,033	57,282	67,115	72,987	66,291
Deposits	1,672,538	1,713,684	1,748,827	1,740,305	1,726,186
Borrowings	686,508	661,242	595,411	618,643	623,250
Equity	401,923	405,089	402,318	412,638	411,280

Average Balances
Total assets	$2,780,360	$2,783,640	$2,779,780	$2,786,727	$2,813,257
Loans, gross:
Real estate- residential mortgage	499,915	500,261	489,998	470,741	463,285
Real estate- commercial mortgage	537,440	539,618	541,364	535,178	529,781
Real estate- construction & land development	152,615	144,615	123,774	111,671	101,769
Commercial and industrial	210,425	205,832	197,493	181,204	165,120
Consumer loans	243,456	238,073	232,508	242,464	233,155
Loans total	1,643,851	1,628,399	1,585,137	1,541,258	1,493,110
Securities (taxable)	644,336	660,937	695,016	765,255	824,657
Securities (non-taxable)	164,144	156,328	149,125	140,987	139,876
Total earning assets	2,467,655	2,458,422	2,441,036	2,461,371	2,472,425
Non earning assets	312,705	325,218	338,744	325,356	340,832
Non-interest bearing checking	357,246	360,705	348,698	341,016	341,259
Interest bearing NOW accounts	143,396	152,926	160,187	153,105	149,311
Total transaction accounts	500,642	513,631	508,885	494,121	490,570
Savings (including mortgage escrow funds)	348,670	380,749	383,955	368,171	375,325
Money market deposits	259,931	266,714	256,541	250,347	238,079
Certificates of deposit	581,204	585,115	589,733	600,956	625,781
Total deposits	1,690,447	1,746,209	1,739,114	1,713,595	1,729,755
Total interest bearing deposits	1,333,201	1,385,504	1,390,416	1,372,579	1,388,496
Borrowings	665,380	612,274	593,467	637,472	657,269
Equity	403,146	401,617	409,528	411,611	406,927
Other comprehensive income / (loss) (SFAS 115), reflected in stockholders’ equity	1,477	(3,917)	(4,696)	(5,583)	(6,013)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
Interest and dividend income	$38,845	$39,035	$37,986	$37,265	$37,340
Tax equivalent adjustment*	880	832	807	756	720
Interest expense	16,471	16,792	15,655	16,797	17,644

Net interest income (tax equivalent)	23,254	23,075	23,138	21,224	20,416
Provision for loan losses	700	600	400	400	400

Net interest income after provision for loan losses	22,554	22,475	22,738	20,824	20,016
Non-interest income	4,959	4,918	4,988	4,905	5,034
Non-interest expense	18,122	19,045	19,050	18,571	17,924

Income before income tax expense	9,391	8,348	8,676	7,158	7,126
Income tax expense (tax equivalent)	3,497	3,200	3,240	2,726	2,515

Net income	$5,894	$5,148	$5,436	$4,432	$4,611

(1)	Does not reflect allowance for loan losses of $20,325, $20,389, $20,699, $20,435 and $20,436.
*	Tax exempt income assumed at a 35% federal rate.

	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
Performance Ratios (annualized)
Return on Average Assets	0.84%	0.73%	0.78%	0.64%	0.65%
Return on Average Equity	5.80%	5.09%	5.32%	4.37%	4.50%
Non-Interest Income to Average Assets	0.71%	0.70%	0.72%	0.71%	0.71%
Non-Interest Expense to Average Assets	2.59%	2.71%	2.75%	2.70%	2.53%
Operating Efficiency	66.3%	70.1%	69.7%	73.2%	72.5%

Analysis of Net Interest Income
Yield on:
Loans	7.00%	7.18%	7.15%	7.11%	7.08%
Investment Securities- Tax Equivalent	5.12%	4.94%	4.87%	4.80%	4.62%
Earning Assets- Tax Equivalent	6.39%	6.43%	6.37%	6.26%	6.11%
Cost of:
Interest Bearing Deposits	2.66%	2.70%	2.60%	2.61%	2.61%
Borrowings	4.50%	4.76%	4.50%	5.07%	5.14%
Interest Bearing Liabilities	3.27%	3.33%	3.16%	3.39%	3.42%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis	3.12%	3.10%	3.21%	2.88%	2.69%
Net Interest Margin- Tax Equivalent Basis	3.74%	3.72%	3.80%	3.50%	3.28%

Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.22%	8.07%	8.16%	8.55%	8.27%
Tier 1 Risk-Based Capital- Bank Only	215,920	212,497	212,906	224,694	216,820
Total Risk-Based Capital- Bank Only	236,245	232,886	233,605	245,129	237,256
Tangible Capital Consolidated	231,186	233,662	230,175	240,269	238,943
Tangible Capital as a % of Tangible Assets Consolidated	8.80%	8.88%	8.75%	9.14%	9.11%
Shares Outstanding	40,125,457	41,230,618	41,666,538	42,376,905	42,716,253
Shares Repurchased Per Stock Repurchase Program	1,116,800	460,490	757,500	354,400	—
Basic weighted common shares outstanding	39,469,995	40,101,720	40,722,093	41,144,852	41,168,880
Diluted common shares outstanding	39,805,026	40,543,035	41,223,958	41,672,245	41,861,538
Per Common Share:
Basic Earnings	$0.15	$0.13	$0.13	$0.11	$0.11
Diluted Earnings	0.15	0.13	0.13	0.11	0.11
Dividends Paid	0.06	0.05	0.05	0.05	0.05
Book Value	10.02	9.82	9.66	9.74	9.63
Tangible Book Value	5.76	5.67	5.52	5.67	5.59

Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	6,053	3,509	3,956	4,840	4,278
Non-performing loans (NPLs): still accruing	3,317	3,749	3,716	3,484	2,171
Non-performing assets (NPAs)	9,507	7,397	8,377	8,411	6,536
Net Charge-offs (recoveries)	764	910	136	401	337
Net Charge-offs (recoveries) as % of average loans (annualized)	0.19%	0.22%	0.03%	0.10%	0.09%
NPLs as % of total loans	0.57%	0.44%	0.48%	0.53%	0.43%
NPAs as % of total assets	0.34%	0.26%	0.30%	0.30%	0.23%
Allowance for loan losses as % of NPLs	217%	281%	270%	245%	317%
Allowance for loan losses as % of total loans	1.23%	1.26%	1.28%	1.31%	1.36%